Exhibit 2.1.
                          AGREEMENT AND PLAN OF MERGER


                                     between


                              STAR BANC CORPORATION


                                    as Buyer,


                                       and


                              TRANS FINANCIAL, INC.


                                    as Seller







                               Dated April 9, 1998

                                TABLE OF CONTENTS






ARTICLE I

         THE MERGER
         1.1  The Merger
         1.2  Closing
         1.3  Effective Time
         1.4  Additional Actions
         1.5  Articles of  Incorporation  and Regulations
         1.6  Boards of Directors and Officers
         1.7  Conversion of Securities
         1.8  Exchange Procedures
         1.9  Dissenting  Shares
         1.10 No Fractional Shares
         1.11 Anti-Dilution Adjustments
         1.12 Reservation of Right to Revise Transaction



ARTICLE II

         REPRESENTATIONS,  WARRANTIES  AND COVENANTS OF SELLER
         2.1  Organization and Authority
         2.2  Subsidiaries
         2.3  Capitalization
         2.4  Authorization
         2.5  Seller  Financial  Statements
         2.6  Seller  Reports
         2.7  Properties  and Leases
         2.8  Taxes
         2.9  Material  Adverse  Change
         2.10 Commitments  and Contracts
         2.11 Litigation and Other  Proceedings
         2.12 Insurance
         2.13 Compliance  with Laws
         2.14 Labor
         2.15  Material  Interests  of Certain Persons
         2.16 Allowance for Loan and Lease Losses;  Nonperforming Assets
         2.17  Employee  Benefit Plans
         2.18 Conduct of Seller to Date
         2.19 Proxy Statement, etc
         2.20 Registration Obligations
         2.21 State Takeover Statutes; Seller's Articles of Incorporation; Seller Rights Agreement
         2.22 Accounting Tax and Regulatory Matters
         2.23 Brokers and Finders
         2.24 Other Activities
         2.25  Interest  Rate  Risk  Management  Instruments
         2.26  Accuracy  of Information
         2.27 Year 2000 Compliant

         ARTICLE III

                            REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER
         3.1  Organization  and  Authority
         3.2  Capitalization  of  Buyer
         3.3  Authorization
         3.4  Buyer  Financial  Statements
         3.5  Buyer  Reports
         3.6  Material  Adverse  Change
         3.7  Compliance  with Laws
         3.8  Registration Statement
         3.9  Brokers and Finders
         3.10 Litigation and Other
         3.11 Taxes
         3.12 Accounting,   Tax  and  Regulatory   Matters
         3.13 Accuracy  of Information
         3.14 Year 2000 Compliant



ARTICLE IV

         CONDUCT  OF  BUSINESSES  PRIOR TO THE  EFFECTIVE  TIME
          4.1  Conduct  of Businesses Prior to the Effective Time
          4.2 Forbearances



ARTICLE V

         ADDITIONAL AGREEMENTS
         5.1 Access  and  Information
         5.2  Registration  Statement;  Regulatory Matters
         5.3 Stockholder Approval
         5.4 Current Information
         5.5 Agreements of Affiliates
         5.6 Expenses
         5.7 Securities Act and Exchange Act Filings
         5.8  Miscellaneous  Agreements and Consents
         5.9 Employee  Benefits
         5.10 Seller Stock Options
         5.11 Seller Employee Stock Ownership Plan
         5.12 D&O Indemnification
         5.13 Press Releases
         5.14 State Takeover Statutes; Seller's Articles of Incorporation; Seller Rights Agreement
         5.15 Best Efforts
         5.16 Insurance
         5.17 Conforming Entries
         5.18 Charitable Foundation



ARTICLE VI

         CONDITIONS
         6.1  Conditions to Each Party's Obligation To Effect the Merger
         6.2  Conditions to Obligations of Seller To Effect the Merger
         6.3  Conditions to Obligations of Buyer To Effect the Merger



ARTICLE VII

         TERMINATION,  AMENDMENT  AND  WAIVER
         7.1  Termination
         7.2  Effect  of Termination
         7.3 Amendment
         7.4 Severability 7.5 Waiver



ARTICLE VIII

         GENERAL PROVISIONS
         8.1  Non-Survival of Representations, Warranties and Agreements
         8.2  Notices
         8.3  Miscellaneous

EXHIBITS

Exhibit A.........Form of Stock Option Agreement
Exhibit B.........Form of Affiliate Letter

                          AGREEMENT AND PLAN OF MERGER


                  This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into on April 9, 1998 by and between Star Banc Corporation, an Ohio corporation ("Buyer"), and Trans Financial, Inc., a Kentucky corporation ("Seller").

                              W I T N E S S E T H:

                  WHEREAS, Buyer is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "Holding Company Act"); and

                  WHEREAS, Seller is a registered bank holding company under the Holding Company Act; and

                  WHEREAS, the Board of Directors of Seller and the Executive Committee of the Board of Directors of Buyer have approved the merger (the "Merger") of Seller with and into Buyer pursuant to the terms and subject to the conditions of this Agreement; and

                  WHEREAS, the parties intend the transactions contemplated hereby to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and as a "pooling of interests" for accounting and financial reporting purposes; and

                  WHEREAS, as a condition to, and immediately prior to execution of this Agreement, Buyer and Seller will enter into a stock option agreement (the "Stock Option Agreement") in the form attached hereto as Exhibit A; and

                  WHEREAS,   the   parties   desire  to  provide   for   certain
undertakings,   conditions,   representations,   warranties   and  covenants  in
connection with the transactions contemplated by this Agreement.

                  NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

1.1 The Merger. Subject to the terms and conditions of this Agreement, Seller shall be merged with and into Buyer in accordance with the Kentucky Business Corporation Act (the "KBCA") and the Ohio General Corporation Law (the "OGCL") and the separate corporate existence of Seller shall cease. Buyer shall be the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") and shall continue its existence under the name "Star Banc Corporation" and to be governed by the laws of the State of Ohio.

1.2 Closing. The closing (the "Closing") of the Merger shall take place at 10:00 a.m., local time, on the date that the Effective Time (as defined in Section 1.3) occurs, or at such other time, and at such place, as Buyer and Seller shall agree (the "Closing Date").

1.3 Effective Time.  The Merger shall
become effective on the date and at the time (the "Effective Time") on which appropriate documents in respect of the Merger are filed with the Secretaries of State of the State of Ohio and the Commonwealth of Kentucky in such form as required by, and in accordance with, the relevant provisions of the KBCA and OGCL. Subject to the terms and conditions of this Agreement, the Effective Time shall occur on any such date on or after July 1, 1998 as Buyer shall notify Seller in writing (such notice to be at least five business days in advance of the Effective Time) but (i) not earlier than the satisfaction of all conditions set forth in Section 6.1(a) and 6.1(b) (the "Approval Date") and (ii) subject to clause (i), not later than the first business day of the first full calendar month commencing at least five business days after the Approval Date. As soon as practicable following the Effective Time, Buyer and Seller shall cause a certificate/articles or plan of merger reflecting the terms of this Agreement to be delivered for filing and recordation with other appropriate state or local officials in the State of Ohio and the Commonwealth of Kentucky in accordance with the OGCL and the KBCA, respectively.

1.4 Additional Actions.  If, at any
time after the Effective Time, Buyer or the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Seller or Buyer or (b) otherwise carry out the purposes of this Agreement, Seller and Buyer and each of their respective officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving
Corporation are authorized in the name of Seller or otherwise to take any and all such action.

1.5 Articles of Incorporation and Regulations. The Articles of
Incorporation and Regulations of Buyer in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Regulations of the Surviving Corporation following the Merger until otherwise amended or repealed.

1.6 Boards of Directors and Officers. At the Effective Time, the directors and officers of Buyer immediately prior to the Effective Time shall be directors and officers, respectively, of the Surviving Corporation following the Merger; such directors and officers shall hold office in accordance with the Surviving Corporation's Articles of Incorporation and Regulations and applicable law. Promptly following the Effective Time, one member of Seller's current Board of Directors, to be mutually agreed upon by the parties prior to the Effective Time, shall be invited to serve as an additional member of the Buyer's Board of Directors.

1.7 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Seller or the holder of any of the following securities: Each share of the common stock, par value $5.00 per share, of Buyer ("Buyer Common Stock") that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger and thereafter shall together with shares of Buyer Common Stock issued in the Merger constitute all of the issued and outstanding capital stock of the Surviving Corporation; and Each share of the common stock, no par value per share, of Seller ("Seller Common Stock") issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and, other than any Dissenting Shares (as defined in Section 1.9) and any shares of Seller Common Stock held by Seller, Buyer or any of their respective Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be converted into and become the right to receive 0.9003 (the "Exchange Ratio") shares of Buyer Common Stock (the "Per Share Consideration").

1.8 Exchange Procedures. (a) At or prior to the Effective Time, Buyer shall deposit with Star Bank, N.A., as exchange agent (the "Exchange Agent"), for the benefit of holders of certificates the Merger Consideration (as defined below) (the Merger Consideration so deposited with the Exchange Agent being the "Exchange Fund"). Seller shall deliver to Buyer, in a form reasonably acceptable to Buyer, a complete list of Seller's shareholders (including their respective names, addresses and TINs to the extent reflected in the records maintained by Seller or its transfer agent) as of the record date for the shareholder meeting to be called by Seller pursuant to Section 5.3 hereof and as of the Effective Time, in each case which delivery shall be made as soon as practicable after the respective date. Holders of record of certificates formerly representing shares of Seller Common Stock (the "Certificates") shall be instructed to tender such Certificates to Buyer pursuant to a letter of transmittal that Buyer shall deliver or cause to be delivered to such holders. Such letters of transmittal shall specify that risk of loss and title to Certificates shall pass only upon delivery of such Certificates to Buyer. Subject to Section 1.10, after the
Effective Time, each previous holder of a Certificate that surrenders such Certificate with a duly executed letter of transmittal to the Exchange Agent will be entitled to a certificate or certificates representing the number of full shares of Buyer Common Stock into which the Certificate so surrendered shall have been converted pursuant to this Agreement and any distribution theretofore declared and not yet paid with respect to such shares of Buyer Common Stock, without interest. Buyer or the Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as Buyer or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as Buyer or the Exchange Agent may require. Each outstanding Certificate shall until duly surrendered to Buyer or the Exchange Agent be deemed to evidence ownership of the consideration into which the stock previously represented by such Certificate shall have been converted pursuant to this Agreement. Any portion of the Exchange Fund, including any earnings thereon, which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to Buyer, upon demand, and any holders of Certificates who have not theretofore complied with this Section 1.8 shall thereafter look only to Buyer for payment of their claim for the Merger Consideration. After the Effective Time, holders of Certificates shall cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the consideration provided for in this Agreement. After the Effective Time, there shall be no further transfer on the records of Seller of Certificates, and if such Certificates are presented to Seller for transfer, they shall be cancelled against delivery of the consideration provided therefor in this Agreement. Buyer shall not be obligated to deliver the consideration to which any former holder of Seller Common Stock is entitled as a result of the Merger until such holder surrenders the Certificates as provided herein. No dividends declared will be remitted to any person entitled to receive Buyer Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such Buyer
Common Stock, at which time such dividends shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Certificates surrendered for exchange by any person constituting an "affiliate" of Seller for purposes of Rule 145 of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), shall not be exchanged for certificates representing Buyer Common Stock until Buyer has received a written agreement from such person in the form attached as Exhibit B. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Buyer and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

1.9 Dissenting Shares. (a) "Dissenting Shares" means any shares of Seller Common Stock held by any holder who becomes entitled to payment of the fair value of such shares under the KBCA. Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the KBCA; provided, however, that if, in accordance with the KBCA, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the consideration provided in this
Article I. Seller shall give Buyer (i) prompt notice of any written objections to the Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the KBCA received by Seller and (ii) the opportunity to direct all negotiations and proceedings with respect to such demands under the KBCA. Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Buyer, settle or offer to settle any such demands.

1.10 No Fractional Shares.
Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Buyer Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Buyer Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing price of a share of Buyer Common Stock on the New York Stock Exchange, Inc. ("NYSE") composite tape on the last full trading day prior to the Effective Time. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

1.11 Anti-Dilution Adjustments.  If prior to the Effective
Time Buyer shall declare a stock dividend or make distributions upon or subdivide, split up, reclassify or combine or make similar changes to Buyer Common Stock or exchange Buyer Common Stock for a different number or kind of shares or securities or declare a dividend or make a distribution on Buyer Common Stock or on any security convertible into Buyer Common Stock, or is involved in any transaction resulting in any of the foregoing (including any exchange of Buyer Common Stock for a different number or kind of shares or securities), appropriate adjustment or adjustments will be made to the Exchange Ratio.

1.12 Reservation of Right to Revise Transaction. Buyer may with Seller's consent (which will not be unreasonably withheld) at any time change the method of effecting the acquisition of Seller or Seller's Subsidiaries by Buyer and Seller shall cooperate in such efforts (including without limitation (a) modifying the provisions of this Article I and (b) causing the merger of Trans Financial Bank, National Association and/or Trans Financial Bank Tennessee, National Association, each a national association and a wholly owned subsidiary of Seller (the "Seller Banks") with any depository institution which is a Subsidiary of Buyer (any such merger or other method of effecting the acquisition, together with the Merger, being referred to herein as the "Transactions")) if and to the extent Buyer deems such change to be desirable, including without limitation to provide for a merger of Seller into a wholly-owned subsidiary of Buyer in which such subsidiary of Buyer is the surviving corporation; provided, however, that no such change shall (A) alter or change the amount or kind of consideration to be issued to holders of Seller Common Stock as provided for in this Agreement (the "Merger Consideration"), (B) adversely affect the tax treatment to Seller's stockholders as a result of receiving the Merger Consideration, or (C) materially impede or delay the consummation of the transactions contemplated by this Agreement.

ARTICLE II

REPRESENTATIONS,  WARRANTIES  AND  COVENANTS  OF  SELLER
Seller  represents and warrants to and covenants with Buyer as follows:

2.1 Organization and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Seller is registered as a bank holding company with the Board of Governors of the Federal Reserve System (the "Board") under the Holding Company Act. True and complete copies of the Articles of Incorporation and the Bylaws of Seller and, to the extent requested in writing by Buyer, of the articles of incorporation and bylaws of the Seller Subsidiaries (as defined in Section 2.2), each as in effect on the date of this Agreement, have been provided to Buyer.

2.2 Subsidiaries.
Schedule 2.2 sets forth, among other things, a complete and correct list of all of Seller's Subsidiaries (each a "Seller Subsidiary" and collectively the "Seller Subsidiaries"), all outstanding Equity Securities of each of which are owned directly or indirectly by Seller. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other Equity Securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other Equity Securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other Equity Securities. All of the outstanding shares of capital stock of the Seller Subsidiaries are validly issued, fully paid and nonassessable, and those shares owned by Seller are owned free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien") with respect thereto. Each of the Seller Subsidiaries is a corporation or association duly incorporated or organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Seller Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it so to be qualified, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business (collectively, the "Condition") of Seller and its Subsidiaries, taken as a whole. Except for the Equity Securities of the Seller Banks of which Seller owns 100%, Seller does not own beneficially, directly or indirectly, more than 5% of any class of Equity Securities or similar interests of any corporation, bank, business trust, association or similar organization. The Seller Banks are chartered by the Office of the Comptroller of the Currency. The deposits of Seller Bank are insured by the Federal Deposit Insurance Corporation ("FDIC"). Neither Seller nor any Seller Subsidiary holds any interest in a partnership or joint venture of any kind.

2.3 Capitalization.  The authorized capital stock
of Seller consists of (i) 50,000,000 shares of Seller Common Stock, of which, as of April 8, 1998, 11,718,405 shares were issued and outstanding, (ii) 50,000 shares of Class A Preferred Stock, no par value ("Seller Class A Preferred Stock"), of which, as of April 8, 1998, no shares were issued or outstanding, and (iii) 5,000,000 shares of Class B Preferred Stock, no par value ("Seller Class B Preferred Stock" and, together with the Seller Class A Preferred Stock, the "Seller Preferred Stock"), of which, as of April 8, 1998, no shares were issued and outstanding. Seller has reserved the shares of Seller Class B Preferred Stock for issuance upon exercise of Preferred Stock Purchase Rights under a Rights Agreement, dated January 20, 1992 (the "Seller Rights Agreement"), between Seller and Manufacturers Hanover, as Rights Agent. Pursuant to the Seller Rights Agreement, each certificate representing one share of Seller Common Stock also represents one Right (as defined in the Seller Rights Agreement). As of April 8, 1998, Seller had reserved 173,118 shares of Seller Common Stock for issuance under Seller's stock option and incentive plans, a list of which is set forth on Schedule 2.3 (the "Seller Stock Plans"), pursuant to which options ("Seller Stock Options") covering 839,980 shares of Seller Common Stock were outstanding as of April 8, 1998. Since April 1, 1998, no Equity Securities of Seller have been issued other than shares of Seller Common Stock which may have been issued upon the exercise of Seller Stock Options. Except as set forth above and except pursuant to the Seller Rights Agreement, there are no other Equity Securities of Seller outstanding. All of the issued and outstanding shares of Seller Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any stockholder of Seller. Seller maintains a dividend reinvestment plan or similar plan.

2.4 Authorization. (a) Seller has the corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by the stockholders of Seller, to carry out its obligations hereunder. The only stockholder vote required for Seller to approve this Agreement is the affirmative vote of the holders of at least a majority of the shares of Seller Common Stock entitled to vote at a meeting called for such purpose. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by the Board of Directors of Seller. Subject to approval by the stockholders of Seller, this Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms. Except as set forth on Schedule 2.4B, neither the execution nor delivery nor performance by Seller of this Agreement, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any material Lien upon any of the material properties or assets of Seller or any Seller Subsidiary under any of the terms, conditions or provisions of (x) its articles or certificate of incorporation or bylaws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any Seller Subsidiary is a party or by which it may be bound, or to which Seller or any Seller Subsidiary or any of the material properties or assets of Seller or any Seller Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in paragraph (c) of this Section 2.4, to the best knowledge of Seller, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any Seller Subsidiary or any of their respective material properties or assets. Other than as set forth on Schedule 2.4C or in connection or compliance with the provisions of the KBCA, the OGCL, the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the Holding Company Act, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), or any required approvals or filings pursuant to any state statutes or regulations applicable to the Seller Banks with respect to the transactions contemplated by this Agreement, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

2.5 Seller Financial Statements.
The consolidated balance sheets of Seller and its Subsidiaries as of December 31, 1997, 1996 and 1995 and related consolidated statements of income, cash flows and changes in stockholders' equity for each of the three years in the three-year period ended December 31, 1997, together with the notes thereto, audited by KPMG Peat Marwick LLP and included in an annual report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") (collectively, the "Seller Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), present fairly the consolidated financial position of Seller and its Subsidiaries at the dates and the consolidated results of operations, cash flows and changes in stockholders' equity of Seller and its Subsidiaries for the periods stated therein and are derived from the books and records of Seller and its Subsidiaries, which are complete and accurate in all material respects and have been maintained in all material respects in accordance with applicable laws and regulations. Neither Seller nor any of its Subsidiaries has any material contingent liabilities that are not described in the financial statements described above.

2.6 Seller Reports. Except as set forth in Schedule 2.6, since January 1, 1995 each of Seller and the Seller Subsidiaries has filed all material reports, registrations and statements, together with any required material amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements, (ii) the Board, (iii) the FDIC, and (iv) any other federal, state, municipal, local or foreign government, securities, banking, savings and loan, insurance and other governmental or regulatory authority and the agencies and staffs thereof (the entities in the foregoing clauses (i) through (iv) being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority"). All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Seller Reports." As of its respective date, each Seller Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.7 Properties and Leases. Except as may be reflected in the Seller Financial Statements, except for any Lien for current taxes not yet delinquent and except with respect to assets classified as real estate owned, Seller and its Subsidiaries have good title free and clear of any material Lien to all the real and personal property reflected in Seller's consolidated balance sheet as of December 31, 1997 included in the most recent Seller Form 10-K and, in each case, all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases material to Seller or any Seller Subsidiary pursuant to which Seller or any Seller Subsidiary, as lessee, leases real or personal property, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any material existing default by Seller or any Seller Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. All of Seller's and Seller Subsidiaries' buildings, structures and equipment in regular use have been well maintained and are in good and serviceable condition, normal wear and tear excepted.

2.8 Taxes. Seller and each Seller Subsidiary have timely filed or will timely (including extensions) file all material tax returns required to be filed at or prior to the Closing Date ("Seller Returns"). Each of Seller and its Subsidiaries has paid, or set up adequate reserves on the Seller Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such returns and has set up adequate reserves on the most recent financial statements Seller has filed under the Exchange Act for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such financial statements. Neither Seller nor any Seller Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves so established and no material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against any of Seller or any Seller Subsidiary which would not be covered by existing reserves. Neither Seller nor any Seller Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge, nor, except as previously disclosed, has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending. The federal and state income tax returns of Seller and the Seller Subsidiaries have been audited and finally settled by the Internal Revenue Service (the "IRS") or appropriate state tax authorities or the relevant statute of limitations has expired for all periods ended through December 31, 1993. There is no deficiency or refund litigation or matter in controversy with respect to Seller Returns. Neither Seller nor any Seller Subsidiary has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

2.9 Material Adverse Change. Since December 31, 1997, there has been no material adverse change in the Condition of Seller and its Subsidiaries, taken as a whole, except as may have resulted or may result from changes to laws and regulations or changes in economic conditions applicable to banking institutions generally or in general levels of interest rates affecting banking institutions generally.

2.10 Commitments and Contracts.  (a) Except as set forth on Schedule
2.10A, neither Seller nor any Seller Subsidiary is a party or subject to any of the following (whether written or oral, express or implied): any material agreement, arrangement or commitment (A) not made in the ordinary course of business or (B) pursuant to which Seller or any of its Subsidiaries is or may become obligated to invest in or contribute capital to any Seller Subsidiary; any agreement, indenture or other instrument not disclosed in the Seller Financial Statements relating to the borrowing of money by Seller or any Seller Subsidiary or the guarantee by Seller or any Seller Subsidiary of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by any Seller Subsidiary, such as deposits and Fed Funds or similar borrowings); any contract, agreement or understanding with any labor union or collective bargaining organization; any contract containing covenants which limit the ability of Seller or any Seller Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Seller or any Seller Subsidiary may carry on its business (other than as may be required by law or any applicable Regulatory Authority); any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the SEC and which is not listed in the Seller Reports filed with the SEC; or any lease with annual rental payments aggregating $500,000 or more. Neither Seller nor any Seller Subsidiary is in violation of its charter documents or bylaws or in default under any material agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except, in all cases, where such default would not have a material adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole.

2.11 Litigation and Other Proceedings. Except as set forth on Schedule 2.11, neither Seller nor any Seller Subsidiary is a party to any pending or, to the best knowledge of Seller, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a material adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole, or which purports or seeks to enjoin or restrain the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, there are no actions, suits, or proceedings pending or, to the best knowledge of Seller, threatened against Seller or any Seller Subsidiary or any of their respective officers or directors by any stockholder of Seller or any Seller Subsidiary (or any former stockholder of Seller or any Seller Subsidiary) or involving claims under the Securities Act, the Exchange Act, the Community Reinvestment Act of 1977, as amended, or the fair lending laws.

2.12 Insurance. Each of Seller and its Subsidiaries has taken all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Seller, except for such matters which, individually or in the aggregate, will not have and reasonably could not be expected to have a material adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole.

2.13 Compliance with Laws.  (a) Seller and each of its Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of Seller and its Subsidiaries; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Seller, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. Except for failures to comply or defaults which individually or in the aggregate would not have a material adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole, (i) each of Seller and its Subsidiaries has complied with all laws, regulations and orders (including without limitation zoning ordinances, building codes, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations and including without limitation in the case of any Seller Subsidiary that is a bank or savings association, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to them and to the conduct of their business, and (ii) neither Seller nor any Seller Subsidiary is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal, or local and whether at law or in equity. Except as set forth in Schedule 2.13B, neither Seller nor any Seller Subsidiary is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property (as defined below) of Seller (whether directly or, to the best knowledge of Seller, as a consequence of such Property being part of the investment portfolio of Seller or any Seller Subsidiary) (A) that is contaminated by or contains any hazardous waste, toxic substance, or related materials, including without limitation asbestos, PCBs, pesticides, herbicides, and any other substance or waste that is hazardous to human health or the environment (collectively, a "Toxic Substance"), or (B) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof. "Property" of a person shall include all property (real or personal, tangible or intangible) owned or controlled by such person, including without limitation property under foreclosure, property held by such person or any Subsidiary of such person in its capacity as a trustee and property in which any venture capital or similar unit of such person or any Subsidiary of such person has an interest. Except as set forth in Schedule 2.13B, no claim, action, suit, or proceeding is pending against Seller or any Seller Subsidiary relating to Property of Seller before any court or other Regulatory Authority or arbitration tribunal relating to hazardous substances, pollution, or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Seller or any Seller Subsidiary with respect to the same. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of Seller or any Seller Subsidiary which reasonably could be expected to have a material adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole. From and after January 1, 1995, neither Seller nor any Seller Subsidiary has received any notification or communication which has not been resolved from any Regulatory Authority (i) asserting that any Seller or any Subsidiary of Seller, is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which (A) are set forth on Schedule 2.13C or in any writing previously furnished to Buyer and (B) reasonably could not be expected to have a material adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole, (ii) threatening to revoke any license, franchise, permit or governmental authorization that is material to the Condition of Seller and its Subsidiaries, taken as a whole, including without limitation such company's status as an insured depository institution under the Federal Deposit Insurance Act, or (iii) requiring or threatening to require Seller or any of its Subsidiaries, or indicating that Seller or any of its Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of Seller or any of its Subsidiaries, including without limitation any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect. Neither Seller nor any Seller Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

2.14 Labor. No work stoppage involving Seller or any Seller Subsidiary, is pending or, to the best knowledge of Seller, threatened. Neither Seller nor any Seller Subsidiary is involved in, or, to the best knowledge of Seller, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which reasonably could be expected to have a material adverse affect on the Condition of Seller and its Subsidiaries, taken as a whole. Employees of neither Seller nor any Seller Subsidiary are represented by any labor union or any collective bargaining organization.

2.15 Material Interests of Certain Persons. (a) Except as set forth in Seller's Proxy Statement for its 1998 Annual Meeting of Stockholders, to the best knowledge of Seller, no officer or director of Seller or any Subsidiary of Seller, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of, Seller or any Subsidiary of Seller, which in the case of Seller is required to be disclosed by Item 404 of Regulation S-K promulgated by the SEC or in the case of any such Subsidiary would be required to be so disclosed if such Subsidiary had a class of securities registered under
Section 12 of the Exchange Act. Each outstanding loan from Seller or any Seller Subsidiary to any present officer, director, employee or any associate or related interest of any such person which was or would be required under any rule or regulation to be approved by or reported to Seller's or Seller Subsidiary's Board of Directors ("Insider Loans") was approved by or reported to the appropriate board of directors in accordance with applicable law and regulations. Except as set forth on Schedule 2.15B, no Insider Loan has a principal balance as of the date hereof in excess of $250,000 or a line of credit in excess of $100,000.

2.16 Allowance for Loan and Lease Losses; Nonperforming Assets.(a)The allowances for loan and lease losses contained in the Seller Financial Statements were established in accordance with the past practices and experiences of Seller and its Subsidiaries, and the allowance for loan losses shown on the consolidated condensed balance sheet of Seller and its Subsidiaries contained in the most recent Seller Report filed with the SEC is adequate in all material respects under the requirements of GAAP to provide for possible losses on loans (including without limitation accrued interest receivable) and credit commitments (including without limitation stand-by letters of credit) outstanding as of the date of such balance sheet. The aggregate amount of all Nonperforming Assets (as defined below) on the books of Seller and its Subsidiaries did not exceed $25,543,000 as of December 31, 1997. "Nonperforming Assets" shall mean (i) all loans and leases (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, and (C) where the interest rate terms have been reduced and/or the maturity dates have been extended and/or otherwise restructured by Seller's Subsidiary subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, and (ii) all assets classified as real estate acquired through foreclosure or repossession and other assets acquired through foreclosure or repossession.

2.17 Employee Benefit Plans. (a) Except as
set forth in Schedule 2.17A, neither Seller nor any Seller Subsidiary is a party to any existing employment, management, consulting, deferred compensation, change-in-control or other similar contract. Schedule 2.17A lists all pension, retirement, supplemental retirement, savings, profit sharing, stock option, stock purchase, stock ownership, stock appreciation right, deferred compensation, consulting, bonus, medical, disability, workers' compensation, vacation, group insurance, severance and other material employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, maintained (currently or at any time in the last five years) by or contributed to by Seller or any Seller Subsidiary in respect of any of the present or former directors, officers, or other employees of and/or consultants to Seller or any Seller Subsidiary (collectively, "Seller Employee Plans"). Seller has furnished or made available to Buyer the following documents with respect to each Seller Employee Plan: (i) a true and complete copy of all written documents comprising such Seller Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Seller Employee Plan; (ii) the most recent Form 5500 or Form 5500-C (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent Internal Revenue Service determination letter, if any. Without limiting the generality of the foregoing, Seller has furnished or made available to Buyer true and complete copies of each form of stock option grant or stock option agreement that is outstanding under any stock option plan of Seller or any Seller Subsidiary. All Seller Employee Plans have been maintained and operated materially in accordance with their terms and with the material requirements of all applicable statutes, orders, rules and final regulations, including without limitation ERISA and the Internal Revenue Code. All contributions required to be made to Seller Employee Plans have been made. With respect to each of the Seller Employee Plans which is a pension plan (as defined in Section 3(2) of ERISA) (the "Pension Plans"): (i) each Pension Plan which is intended to be "qualified" within the meaning of
Section 401(a) of the Internal Revenue Code has been determined to be so qualified by the Internal Revenue Service and, to the knowledge of Seller, such determination letter may still be relied upon, except as disclosed in Schedule 2.17A, and each related trust is exempt from taxation under Section 501(a) of the Internal Revenue Code; (ii) the present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA, valued using the assumptions in the most recent actuarial report, did not, in each case, as of the last applicable annual valuation date, exceed the value of the assets of the Pension Plan allocable to such vested or accrued benefits;
(iii) to the best knowledge of Seller, there has been no "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA, which could subject any Pension Plan or associated trust, or the Seller or any Seller Subsidiary, to any material tax or penalty;
(iv) except as set forth on Schedule 2.17C, no Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA on or after January 1, 1985; and (v) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA (whether or not waived), except as disclosed in
Schedule 2.17A. No Pension Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA. Seller has no Pension Plan that is described in Section 4063(a) of ERISA (a "Multiple Employer Plan"). Except as disclosed in
Schedule 2.17D, neither Seller nor any Seller Subsidiary has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation. Neither Seller nor any Seller Subsidiary has any material liability under ERISA or the Internal Revenue Code as a result of its being a member of a group described in Sections 414(b), (c),
(m) or (o) of the Internal Revenue Code. Except as set forth on Schedule 2.17F, neither the execution nor delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any material payment (including without limitation severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of Seller or any Seller Subsidiary from any of such entities, (ii) materially increase any benefit otherwise payable under any of the Seller Employee Plans or (iii) result in the acceleration of the time of payment of any such benefit. Except as set forth in Schedule 2.17F, no holder of an option to acquire stock of Seller has or will have at any time through the Effective Time the right to receive any cash or other payment (other than the issuance of stock of Seller) in exchange for or with respect to all or any portion of such option. Seller shall use its best efforts to insure that no amounts paid or payable by Seller, Seller Subsidiaries or Buyer to or with respect to any employee or former employee of Seller or any Seller Subsidiary will fail to be deductible for federal income tax purposes by reason of Section 280G of the Internal Revenue Code. No Seller Stock Option has an associated "additional option right" or similar "re-load" feature.

2.18 Conduct of Seller to Date.  From and after January 1, 1998 through the date of this Agreement, except as set forth on Schedule 2.18 or reflected in Seller Financial Statements: (i) Seller and the Seller Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practices; (ii) Seller has not issued, sold, granted, conferred or awarded any of its Equity Securities (except shares of Seller Common Stock upon exercise of Seller Stock Options), or any corporate debt securities which would be classified under GAAP as long-term debt on the balance sheets of Seller; (iii) Seller has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iv) Seller has not declared, set aside or paid any dividend (other than its regular quarterly or regular semi-annual common dividends) or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased, or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; (v) neither Seller nor any Seller Subsidiary has incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) neither Seller nor any Seller Subsidiary has discharged or satisfied any material Lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) neither Seller nor any Seller Subsidiary has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, neither Seller nor any Seller Subsidiary has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Seller Employee Plans or (D) agreed to do any of the foregoing; (ix) neither Seller nor any Seller Subsidiary has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) neither Seller nor any Seller Subsidiary has cancelled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of Seller and its Subsidiaries; and (xi) neither Seller nor any Seller Subsidiary has entered into any material transaction, contract or commitment outside the ordinary course of its business.

2.19 Proxy Statement,etc.  None of the  information  regarding
Seller or any Seller Subsidiary supplied or to be supplied by Seller for inclusion in (i) the registration statement on Form S-4 to be filed with the SEC by Buyer for the purpose of registering the shares of Buyer Common Stock to be exchanged for shares of Seller Common Stock pursuant to the provisions of this Agreement (the "Registration Statement"), (ii) the proxy or information statement (the "Proxy Statement") to be mailed to Seller's stockholders in connection with the transactions contemplated by this Agreement or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of Seller's stockholders referred to in Section 5.3 (the "Meeting") (or, if no Meeting is held, at the time the Proxy Statement is first furnished to Seller's stockholders), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meeting. All documents which Seller or any Seller Subsidiary is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

2.20 Registration Obligations.  Neither
Seller  nor any  Seller  Subsidiary  is  under  any  obligation,  contingent  or
otherwise  to  register  any  of  its  securities   under  the  Securities  Act.

2.21 State Takeover Statutes; Seller's Articles of Incorporation;
     Seller Rights Agreement.
(a) The transactions contemplated by this Agreement are not subject to, or have been exempted from, any applicable state law which purports to limit or restrict business combinations or the ability to acquire or to vote shares. The transactions contemplated by this Agreement and the agreements contemplated hereby are not, and will not be, prohibited by, or subject to, or have been exempted from, Article X of the Seller's Articles of Incorporation. Seller has taken all necessary steps to render the Seller Rights Agreement inapplicable to the Merger and the transactions contemplated by this Agreement and by the Stock Option Agreement (including, such that the Rights related thereto will not be distributed, become exercisable or be triggered in any way as a result of the execution of this Agreement or the Stock Option Agreement or the consummation of the transactions contemplated hereby or thereby).

2.22 Accounting, Tax and Regulatory Matters. Neither Seller nor any Seller Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or as a pooling of interests for accounting and financial reporting purposes or (ii) materially impede or delay receipt of any approval referred to in Section 6.1(b) or the consummation of the transactions contemplated by this Agreement.

2.23 Brokers and Finders. Except for Donaldson,
Lufkin & Jenrette ("DLJ") and Chartwell Capital Limited ("CCL"), neither Seller nor any Seller Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Seller or any Seller Subsidiary in connection with this Agreement or the transactions contemplated hereby. Seller has furnished Buyer with a copy of any written contractual arrangement with DLJ and CCL.

2.24 Other Activities. (a) Except as disclosed in Schedule 2.24A, neither Seller nor any of its Subsidiaries engages in any insurance activities other than acting as a principal, agent or broker for insurance that is directly related to an extension of credit by Seller or any of its Subsidiaries and limited to assuring the repayment of the balance due on the extension of credit in the event of the death, disability or involuntary unemployment of the debtor. To the knowledge of Seller's management: each Subsidiary that is a national bank that performs personal trust, corporate trust and other fiduciary activities ("Trust Activities") is doing so with requisite authority under applicable law of Regulatory Authorities and in material accordance with the agreements and instruments governing such Trust Activities, sound fiduciary principles and applicable law and regulation (specifically including but not limited to Section 9 of Title 12 of the Code of Federal Regulations); there is no investigation or inquiry by any governmental entity pending or threatened against Seller or any of its Subsidiaries thereof relating to the compliance by Seller or any of its Subsidiaries with sound fiduciary principles and applicable law and regulations; and each employee of any such bank had the authority to act in the capacity in which such employee acted with respect to Trust Activities in each case in which such employee was held out as a representative of such bank; and such bank has established policies and procedures for the purpose of complying with applicable laws of governmental entities relating to Trust Activities, has followed such policies and procedures in all material respects and has performed appropriate internal audit reviews of Trust Activities, which audits have disclosed no material violations of applicable laws of governmental entities or such policies and procedures.

2.25 Interest Rate Risk Management Instruments. (a) Set forth on Schedule 2.25A is a list of all interest rate swaps, caps, floors, and option agreements to which Seller or any of its Subsidiaries is a party or by which any of their properties or assets may be bound. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Seller or any of its Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and in accordance with prudent banking practice and applicable rules, regulations and policies of Regulatory Authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect. Seller and each of its Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

2.26 Accuracy of Information.   The  statements  of  Seller
contained in this Agreement, the Schedules and any other written document executed and delivered by or on behalf of Seller pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

2.27 Year 2000 Compliant.  None  of  Seller  or any of the  Seller
Subsidiaries has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulation Letter No. SR 98-3(SUP), dated March 4,
1998). Seller has disclosed to Buyer a complete and accurate copy of Seller's plan for addressing the issues set forth in the statements of the Federal Financial Institutions Examination Council, dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect Seller and its Subsidiaries. Between the date of this Agreement and the Effective Time, Seller shall use commercially practicable efforts to implement such plan.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

Buyer  represents and warrants to and covenants with Seller as follows:

3.1 Organization and Authority. Buyer and each of its Subsidiaries is a corporation, bank, trust company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted, except, in the case of the Buyer Subsidiaries, where the failure to be so qualified would not have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole. Buyer is registered as a bank holding company with the Board under the Holding Company Act. True and complete copies of the Articles of Incorporation and Regulations of Buyer, each in effect on the date of this Agreement, have been provided to Seller.

3.2 Capitalization of Buyer.  The authorized capital stock of Buyer consists of
(i) 200,000,000 shares of Buyer Common Stock, of which, as of April 1, 1998, 95,567,122 shares were issued and outstanding and (ii) 1,000,000 shares of preferred stock, no par value ("Buyer Preferred Stock"), issuable in series, none of which, as of April 1, 1998, is issued or outstanding. Buyer has designated (i) 500,000 shares of Buyer Preferred Stock as "Series A Preferred Stock" and has reserved such shares for issuance upon exercise of Preferred Stock Purchase Rights under a Rights Agreement dated October 27, 1989 (the "Buyer Rights Agreement"), between Buyer and Star Bank, N.A., as Rights Agent and (ii) 218,000 shares of Buyer Preferred Stock as "Series B Cumulative Preferred Stock." Pursuant to the Buyer Rights Agreement, each certificate representing one share of Buyer Common Stock also represents one Rights (as defined in the Buyer Rights Agreement). As of December 31, 1997 Buyer had options outstanding for 6,586,501 shares of Buyer Common Stock for issuance under various employee stock option and incentive plans ("Buyer Stock Options"). From April 1, 1998 through the date of this Agreement, no shares of Buyer Common Stock or other Equity Securities of Buyer have been issued excluding any such shares which may have been issued pursuant to stock-based employee benefit or incentive plans and programs. Buyer continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate, the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include Equity Securities. In addition, prior to the Effective Time, Buyer may, depending on market conditions and other factors, otherwise determine to issue equity, equity-linked or other securities for financing purposes. Notwithstanding the foregoing, Buyer will not take any action that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or as a pooling of interests for accounting and financial reporting purposes or (ii) materially impede or delay receipt of any approval referred to in Section 6.1(b) or the consummation of the transactions contemplated by this Agreement. Except as set forth above and except pursuant to the Buyer Rights Agreement, there are no other Equity Securities of Buyer outstanding. All of the issued and outstanding shares of Buyer Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any stockholder of Buyer. At the Effective Time, the Buyer Common Stock, including associated Rights, to be issued in the Merger will be duly authorized, validly issued, fully paid and non-assessable, and will not be issued in violation of any preemptive right of any stockholder of Buyer.

3.3 Authorization.  (a) Buyer has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. No stockholder vote is required for Buyer to approve this Agreement. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Buyer. This Agreement is a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. Neither the execution, delivery and performance by Buyer of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the material properties or assets of Buyer or any Buyer Subsidiary under any of the terms, conditions or provisions of (x) its articles or certificate of incorporation or bylaws, or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any of the material properties or assets of Buyer is a party or by which it may be bound, or to which Buyer may be subject, or (ii) subject to compliance with the statutes and regulations referred to in paragraph (c) of this Section 3.3, to the best knowledge of Buyer, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its Subsidiaries or any of their respective material properties or assets. Other than in connection with or in compliance with the provisions of the KBCA, the OGCL, the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the Holding Company Act, and the HSR Act, or any required approvals of any other Regulatory Authority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Buyer of the transactions
contemplated   by   this   Agreement.

3.4 Buyer Financial Statements.
The supplementalconsolidated and parent company only balance sheets of Buyer and its Subsidiaries as of December 31, 1997, 1996 and 1995 and related supplemental consolidated and parent company only statements of income, cash flows and changes in stockholders' equity for each of the three years in the three-year period ended December 31, 1997, together with the notes thereto, audited by Arthur Andersen LLP ("Buyer Auditors") (collectively, the "Buyer Financial Statements"), have been prepared in accordance with GAAP, present fairly the consolidated financial position of Buyer and its Subsidiaries at the dates and the consolidated results of operations, changes in stockholders' equity and cash flows of Buyer and its Subsidiaries for the periods stated therein and are derived from the books and records of Buyer and its Subsidiaries, which are complete and accurate in all material respects and have been maintained in all material respects in accordance with applicable laws and regulations. Neither Buyer nor any of its Subsidiaries has any material contingent liabilities that are not described in the financial statements described above.

3.5 Buyer Reports. Since January 1, 1995, each of Buyer and the Buyer Subsidiaries has filed all material reports, registrations and statements, together with any required material amendments thereto, that it was required to file with any Regulatory Authority. All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Buyer Reports." As of its respective date, each Buyer Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.6 Material Adverse Change. Since December 31,
1997, there has been no material adverse change in the Condition of Buyer and its Subsidiaries, taken as a whole, except as may have resulted or may result from changes to laws and regulations or changes in economic conditions applicable to banking institutions generally or in general levels of interest rates affecting banking institutions generally.

3.7 Compliance with Laws.  Each
of Buyer and its Subsidiaries has complied with all laws, regulations, and orders (including without limitation zoning ordinances, building codes, ERISA, and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations and including without limitation in the case of any Buyer Subsidiary that is a bank, banking organization, banking corporation or trust company, all statutes, rules and regulations, pertaining to the conduct of a banking, deposit-taking or lending or related business or to the exercise of trust powers) and governing instruments applicable to them and to the conduct of their business, and to the knowledge of Buyer all applicable listing requirements and policies of the NYSE, except where such failure to comply would not have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole, and (ii) neither Buyer nor any Buyer Subsidiary is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal, or local and whether at law or in equity, except where such default would not have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole. Neither Buyer nor any Buyer Subsidiary is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property of Buyer (whether directly or, to the best knowledge of Buyer, as a consequence of such Property being part of the investment portfolio of Buyer or any Buyer Subsidiary) (A) that is contaminated by or contains any Toxic Substance, or (B) on which any
Toxic Substance has been stored, disposed of, placed, or used in the construction thereof; and which, in each case, reasonably could be expected to have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of Buyer or any Buyer Subsidiary which reasonably could be expected to have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole.

3.8 Registration Statement,etc.  None of the information  regarding
Buyer or any of its Subsidiaries supplied or to be supplied by Buyer for inclusion or included in (i) the Registration Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed (or furnished to stockholders of Seller), be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meeting. All documents which Buyer or any of its Subsidiaries are responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

3.9 Brokers and Finders.  Except for Credit
Suisse First Boston, neither Buyer nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Buyer or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

3.10 Litigation and Other Proceedings. Neither Buyer nor any Buyer Subsidiary is a party to any pending or, to the best knowledge of Buyer, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, as of the date of this Agreement, there are no actions, suits, or proceedings pending or, to the best knowledge of Buyer, threatened against Buyer or any Buyer Subsidiary or any of their respective officers or directors by any stockholder of Buyer or any Buyer Subsidiary (or any former stockholder of Buyer or any Buyer Subsidiary) or involving claims under the Securities Act, the Exchange Act, the Community Reinvestment Act of 1977, as amended, or the fair lending laws or which purport or seek to enjoin or restrain the transactions contemplated by this Agreement.

3.11 Taxes.  Buyer
and each Buyer  Subsidiary  have timely  filed or will  timely  file  (including extensions) all material tax returns required to be filed at or prior to the Closing Date ("Buyer Returns"). Each of Buyer and its Subsidiaries has paid, or set up adequate reserves on the Buyer Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by the Buyer Financial Statements and has paid or set up adequate reserves on the most recent financial statements Buyer has filed under the Exchange Act for the payment of, all taxes anticipated to be payable in respect of the periods covered by such financial statements. No material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed in writing by any governmental or taxing authority against any of Buyer or any Buyer Subsidiary which have not been settled or would not be covered by existing reserves. To the knowledge of Buyer, neither Buyer nor any Buyer Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge shown to be due on any Buyer Return (taking into account extensions properly obtained), and no waiver of the time to assess any tax granted in writing by Buyer or any Buyer Subsidiary is pending. The federal and state income tax returns of Buyer and the Buyer Subsidiaries have been audited and finally settled by the IRS or appropriate state tax authorities or the relevant statute of limitations has expired for all periods ended through December 31, 1994, or the period for assessment of taxes in respect of such periods has expired.

3.12 Accounting, Tax and Regulatory Matters. Neither Buyer nor any Buyer Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or as a pooling of interests for accounting and financial reporting purposes or (ii) materially impede or delay receipt of any approval referred to in Section 6.1(b) or the consummation of the transactions contemplated by this Agreement.

3.13 Accuracy of Information. The statements of
Buyer contained in this Agreement, the Schedules and in any other written document executed and delivered by or on behalf of Buyer pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained herein or therein not misleading.

3.14 Year 2000 Compliant. None of Buyer or any of the Buyer Subsidiaries has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulation Letter No. SR 98-3(SUP), dated March 4,
1998). Buyer has disclosed to Seller a complete and accurate copy of Buyer's plan for addressing the issues set forth in the statements of the Federal Financial Institutions Examination Council, dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect Buyer and its Subsidiaries. Between the date of this Agreement and the Effective Time, Buyer shall use commercial practicable efforts to implement such plan.
                                   ARTICLE IV

                CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

4.1 Conduct of Businesses Prior to the Effective Time.
During the period from the date of this Agreement to the Effective Time, each of Buyer and Seller shall, and shall cause each of their respective Subsidiaries to, conduct its business according to the ordinary and usual course consistent with past practices and shall, and shall cause each such Subsidiary to, use its reasonable best efforts to maintain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

4.2 Forbearances.  Except  as set  forth  on  Schedule  4.2 or as otherwise contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, Seller shall not and shall not permit any of its Subsidiaries to, without the prior written consent of Buyer: declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from a Subsidiary of Seller to Seller or another Subsidiary of Seller), except that Seller may declare and pay cash dividends on the Seller Common Stock of not more than $.18 per share per quarterly period; provided, that Seller shall not declare any dividends on Seller Common Stock or Seller Preferred Stock during any quarter in which its stockholders will be entitled to receive any regular quarterly dividend on the shares of Buyer Common Stock to be issued in the Merger; or enter into or amend any employment, severance or similar agreement or arrangement with any director or officer or employee, or materially modify any of the Seller Employee Plans or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except normal individual increases in compensation to employees consistent with past practice, or as required by law or contract; or authorize, recommend, propose or announce an intention to authorize, so recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination (other than the Transactions), any acquisition or disposition of a material amount of assets (except in the usual course of business consistent with past practices), including mortgage servicing rights, loans or securities as well as any release or relinquishment of any material contract rights; or propose or adopt any amendments to its articles of incorporation, association or other charter document or bylaws; or issue, sell, grant, confer or award any of its Equity Securities (except shares of Seller Common Stock issued upon exercise of Seller Stock Options outstanding on the date of this Agreement (Seller agreeing to promptly notify Buyer of any such issuance of treasury or previously unissued shares)) or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it existed on the date of this Agreement; or purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; or directly or indirectly (including through its officers, directors, employees or other representatives) initiate, solicit, engage in or encourage any discussions, inquiries or proposals with any third party relating to the disposition of any significant portion of the business or assets of Seller or any Seller Subsidiary or the acquisition of Equity Securities of Seller or any Seller Subsidiary or the merger of Seller or any Seller Subsidiary with any person (other than Buyer) or any similar transaction (each such transaction being referred to herein as an "Acquisition Transaction"), or provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction, and Seller shall notify Buyer orally of all the relevant details relating to all inquiries, indications of interest and proposals which it may receive with respect to any Acquisition Transaction within 24 hours of the receipt of any such inquiry, indication, or proposal; or take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyer or Seller to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (B) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or as a pooling of interests for accounting and financial reporting purposes; or other than in the ordinary course of business consistent with past practice (but not pursuant to any outstanding letters of credit), incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity; or materially restructure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported as of the date of the Agreement; or agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or take or omit to take any other act which would make any of the representations and warranties in Article II of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act.
                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

5.1 Access and Information. Buyer and its Subsidiaries, on the one hand, and Seller and its Subsidiaries, on the other hand, shall each afford to each other, and to the other's accountants, counsel and other representatives, full access during normal business hours, during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments and records and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (ii) all other existing or regularly produced information concerning its business, properties and personnel as such other party may reasonably request. Each party hereto shall, and shall cause its advisors and representatives to, (A) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party which is not otherwise public knowledge, (B) return all documents (including copies thereof) obtained hereunder from the other party to such other party and (C) use its reasonable best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public without breach of either party's confidentiality obligation.

5.2 Registration Statement; Regulatory Matters. (a) Buyer shall prepare and, subject to the review and consent of Seller with respect to matters relating to Seller, file with the SEC as soon as is reasonably practicable the Registration Statement (or the equivalent in the form of preliminary proxy material) with respect to the shares of Buyer Common Stock to be issued in the Merger and shall apply to the NYSE to list the shares of Buyer Common Stock to be issued in connection with the transactions contemplated by this Agreement. Buyer shall prepare and file a notice with the Board as soon as reasonably practicable. Buyer shall use all reasonable efforts to cause the Registration Statement to become effective. Buyer shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares, and Seller and its Subsidiaries shall furnish Buyer all information concerning Seller and its Subsidiaries and the stockholders thereof as Buyer may reasonably request in connection with any such action. Seller and Buyer shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and, as and if directed by Buyer, to consummate such other mergers, consolidations or asset transfers or other transactions by and among Buyer's Subsidiaries and Seller's Subsidiaries concurrently with or following the Effective Time.

5.3 Stockholder Approval. Seller shall call a meeting of its stockholders to be held as soon as practicable after the Registration Statement is declared effective for the purpose of voting upon the Merger or take other action for stockholders to authorize the Merger. In connection therewith, Buyer shall prepare the Proxy Statement and, with the approval of each of Buyer and Seller, the Proxy Statement shall be filed with the SEC and mailed to the stockholders of Seller. The Board of Directors of Seller shall submit for approval of Seller's stockholders the matters to be voted upon in order to authorize the Merger. The Board of Directors of Seller hereby does and (subject to the fiduciary duty of Seller's Board of Directors, as advised in writing by outside counsel) will recommend this Agreement and the transactions contemplated hereby to stockholders of Seller and will use its best efforts to obtain any vote of Seller's stockholders that is necessary for the approval and adoption of this Agreement and consummation of the transactions contemplated hereby.

5.4 Current Information. During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party. Each party shall promptly notify the other party of any material change in its business or operations and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving such party, and shall keep the other party fully informed of such events.

5.5 Agreements of Affiliates.
As soon as practicable after the date of this Agreement, Seller shall deliver to Buyer a letter identifying all persons whom Seller believes to be, at the time this Agreement is submitted to a vote of the stockholders of Seller, "affiliates" of Seller for purposes of Rule 145 under the Securities Act or for determining the qualification of the Merger as a pooling of interests for accounting and financial reporting purposes. Seller shall use its reasonable best efforts to cause each person who is so identified as such an "affiliate" to deliver to Buyer as soon as practicable thereafter, and in any event no later than the publication of notice in the Federal Register of Buyer's notice to the Board referred to in Section 5.2, a written agreement in the form attached hereto as Exhibit B. Prior to the Effective Time, Seller shall amend and supplement such letter and use its reasonable best efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement as set forth in this Section 5.5.

5.6 Expenses. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger.

5.7 Securities Act and Exchange Act Filings.
Buyer shall make all filings with the SEC that are described in Section (c) of Rule 144 under the Securities Act for a period of two years following the Effective Time. Buyer shall within 30 days after the Effective Time file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Buyer Common Stock subject to the options issued pursuant to
Section 5.10 and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

5.8 Miscellaneous Agreement and Consents. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its respective reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including without limitation using its respective reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective Subsidiaries to, use its reasonable best efforts to obtain consents of all third parties and Regulatory Authorities necessary or, in the opinion of Buyer, desirable for the consummation of the transactions contemplated by this Agreement. Seller, prior to the Effective Time, shall (i) consult and cooperate with Buyer regarding the implementation of those policies and procedures established by Buyer for its governance and that of its Subsidiaries and not otherwise referenced in Section
5.17 hereof, including, without limitation, policies and procedures pertaining to the accounting, asset/liability management, audit, credit, human resources, treasury and legal functions, and (ii) at the request of Buyer, effective not later than the Effective Time conform Seller's existing policies and procedures in respect of such matters to Buyer's policies and procedures or, in the absence of any existing Seller policy or procedure regarding any such function, introduce Buyer's policies or procedures in respect thereof, unless to do so would cause Seller or any of the Seller Subsidiaries to be in violation of any law, rule or regulation of any Regulatory Authority having jurisdiction over Seller and/or the Seller Subsidiary affected thereby.

5.9 Employee Benefits.
(a) Subject to Section 5.10, the provisions of the Seller Stock Plans and of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Seller or any Seller Subsidiary shall be deleted and terminated as of the Effective Time, and Seller shall ensure that following the Effective Time no holder of Seller Stock Options or any participant in any Seller Stock Plan shall have any right thereunder to acquire any securities of Seller or any Seller Subsidiary. Buyer shall take such steps as are necessary or required to integrate the employees of Seller and the Seller Subsidiaries in Buyer's employee benefit plans available to similarly situated employees of Buyer and Buyer Subsidiaries as soon as practicable after the Effective Time, (i) with full credit for prior service with Seller or any of the Seller Subsidiaries for all purposes other than determining benefit accruals under any tax-qualified defined benefit plan, (ii) without any waiting periods, evidence of insurability or application of any pre-existing condition limitation, and (iii) with full credit for claims arising prior to the Effective Time for purposes of deductibles, out-of-pocket maximums, benefit maximums and all other similar limitations for the applicable plan year during which the Merger is consummated. Each of Buyer and Seller shall use all reasonable efforts to insure that no amounts paid or payable by Seller, Seller Subsidiaries or Buyer to or with respect to any employee or former employee of Seller or any Seller Subsidiary will fail to be deductible for federal income tax purposes by reason of Section 280G of the Internal Revenue Code. Prior to the Effective Time, Buyer and Seller agree to establish a supplemental employee severance program in accordance with the terms outlined in Schedule 5.9C to provide supplemental severance for the employees of Seller. Buyer agrees to enter into Employment Agreements with the individuals identified in Schedule 5.9D in the forms previously provided to Seller. For a period of one (1) year from and after the Effective Time, the Buyer will continue the Seller's severance plans and policies with respect to the employees of the Seller and the Seller Subsidiaries immediately prior to the Effective Time, as such severance plans and policies are in effect immediately prior to the Effective Time, and will honor all obligations of the Seller thereunder.

5.10 Seller Stock Options.   At  the Effective  Time,  all rights with  respect
to Seller  Common  Stock  pursuant to
Seller Stock Options that are outstanding at the Effective Time, whether or not then exercisable, shall be converted into and become rights with respect to Buyer Common Stock, and Buyer shall assume each Seller Stock Option in accordance with the terms of the stock option plan governing outstanding Seller Stock Options. From and after the Effective Time, (i) each Seller Stock Option assumed by Buyer shall be exercised solely for shares of Buyer Common Stock,
(ii) the number of shares of Buyer Common Stock subject to each Seller Stock Option shall be equal to the number of shares of Seller Common Stock subject to such Seller Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share of Buyer Common Stock and (iii) the per share exercise price under each Seller Stock Option shall be adjusted by dividing the per share exercise price under such Seller Stock Option by the Exchange Ratio and rounding up to the nearest cent; provided, however, that the terms of each Seller Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time. The foregoing assumption shall be undertaken by Buyer in a manner that will comply with Section 424(a) of the Internal Revenue Code, as to any Seller Stock Option that is an "incentive stock option."

5.11 Seller Employee Stock Ownership Plan. Seller may cause the Employee
Stock Ownership Plan of the Seller Banks (the "Seller ESOP") to allocate, prior to the Effective Time, to participants in the Seller ESOP the maximum number of currently unallocated shares of Seller Common Stock allowable under Section 415 of the Internal Revenue Code. Except as provided in the following paragraph, Seller shall not take any action which would cause the Seller ESOP to be disqualified under Section 401(a) of the Internal Revenue Code or to lose its status as an employee stock ownership plan under Section 4975 of the Internal Revenue Code.
                  On or before the Effective Time, Seller will take steps reasonably necessary to cause the Seller ESOP to be terminated as of the Effective Time. Any indebtedness of the ESOP shall be repaid from the Trust associated with the Seller ESOP. A final allocation will be prepared, and a request for a favorable determination letter on the termination of the Seller ESOP will be filed with the Internal Revenue Service. To the maximum extent permitted by the rules and regulations of the Internal Revenue Service, upon receipt of the favorable determination letter, the assets of the Seller ESOP will be distributed to the participants in due course. At and after the Effective Time, no additional employees will become eligible to participate in the Seller ESOP and the assets of the Seller ESOP will be applied in accordance with its terms and the rules and regulations of the Internal Revenue Service and the Department of Labor.

5.12 D & O Indemnification. Buyer agrees that the Merger shall not affect or diminish any of Seller's duties and obligations of indemnification existing as of the Effective Time in favor of employees, agents, directors or officers of Seller or its Subsidiaries arising by virtue of its Certificate of Incorporation or Bylaws in the form in effect at the date of this Agreement or arising by operation of law or arising by virtue of any contract, resolution or other agreement or document existing at the date of this Agreement, and such duties and obligations shall continue in full force and effect and be honored by Buyer for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. Buyer will provide, or cause to be provided, for a period of not less than two years from the Effective Time, a "tail" insurance and indemnification policy that provides the officers and directors of Seller Subsidiaries immediately prior to the Effective Time coverage no less favorable, in the aggregate, than as currently provided by Buyer to its officers and directors.

5.13 Press Releases. Except as may be required by law, Seller and Buyer shall consult and agree with each other as to the form, substance and timing of any proposed press release relating to this Agreement or any of the transactions contemplated hereby.

5.14 State Takeover Statutes; Seller's Articles of Incorporation; Seller Rights Agreement.
(a) Seller will take all steps necessary to exempt the transactions contemplated by this Agreement and any agreement contemplated hereby from, and if necessary challenge the validity of, any applicable state takeover law. Seller will take all steps necessary to exempt the transactions contemplated by this Agreement and any agreement contemplated hereby from the provisions of Article X of Seller's Articles of Incorporation. Seller shall take all action (including, if required, redeeming all of the outstanding Rights related to the Seller Rights Agreement or amending or terminating the Seller Rights Agreement) so that the entering into of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby shall not result in the grant of any rights to any person under the Seller Rights Agreement to purchase or receive additional shares of capital stock of Seller, Buyer or any affiliate of the foregoing or enable or require the Rights related thereto to be exercised, distributed or triggered in any way.

5.15 Best Efforts. Each of Buyer and Seller undertakes and agrees to use its best efforts to cause the Merger (i) to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and as a pooling of interests for accounting and financial reporting purposes (in each case, including, if necessary, to take reasonable steps to restructure the transactions contemplated by this Agreement to so qualify) and (ii) to occur as soon as practicable. Each of Buyer and Seller agrees to not take any action that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyer or Seller to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement.

5.16 Insurance.   Seller  shall, and  Seller shall  cause  its
Subsidiaries  to,  use its best  efforts to  maintain  its  existing  insurance.

5.17 Conforming Entries. (a) Notwithstanding that Seller believes that Seller and the Seller Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, Seller recognizes that Buyer may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement, Seller and Buyer shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Seller and the Seller Subsidiaries to those policies of Buyer, as specified in each case in writing to Seller, based upon such consultation and as hereinafter provided. In addition, from and after the date of this Agreement to the Effective Time, Seller and Buyer shall consult and cooperate with each other with respect to determining appropriate Seller accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger, as specified in each case in writing to Seller, based upon such consultation and as hereinafter provided. Seller and Buyer shall consult and cooperate with each other with respect to determining, as specified in a written notice from Buyer to Seller, based upon such consultation and as hereinafter provided, the amount and the timing for recognizing for financial accounting purposes Seller's expenses of the Merger and the restructuring charges relating to or to be incurred in connection with the Merger. To the extent permissible under applicable laws, regulations, and requirements of Regulatory Authorities, and provided further, that Seller shall not be required to take any such action that, in the opinion of Seller's independent auditors, is not consistent with GAAP and regulatory accounting principles, Seller shall (i) establish and take such reserves and accruals at such time as Buyer shall reasonably request to conform Seller's loan, accrual and reserve policies to Buyer's policies, and (ii) establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are reasonably requested by Buyer; provided, however, that on the date such reserves, accruals and charges are to be taken, Buyer shall certify to Seller that Buyer's representations and warranties are true and correct as of such date, that the approval conditions to its obligations contemplated by Section 6.1(b) have been satisfied or waived (except to the extent that any waiting period associated therewith may then have commenced but not expired) and that Buyer is otherwise in compliance with this Agreement and is prepared to proceed with the Closing; and provided, further, that Seller shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles.

5.18 Charitable Foundation.
Promptly following the Effective Time, Buyer shall establish a charitable foundation for the benefit of the communities served by Seller as of immediately prior to the Effective Time, which charitable foundation will be initially funded with a $300,000 contribution by Buyer and thereafter funded annually with such amounts determined by Buyer as will aggregate no less than $3,000,000 during the six years immediately following the Effective Time.

                                   ARTICLE VI
                                    CONDITIONS

6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions: This Agreement shall have received the requisite approval of stockholders of Seller. All requisite approvals of this Agreement and the transactions contemplated hereby shall have been received from the Board and any other Regulatory Authority, and all applicable waiting periods shall have expired under applicable law. The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order. Neither Seller nor Buyer shall be subject to any order, decree or injunction,  and  there  shall be no  pending  or  threatened  order,  decree or injunction, of a court or agency of competent jurisdiction which enjoins or prohibits, or seeks to enjoin or prohibit, the consummation of any of the Transactions. There shall be no legislative, statutory or regulatory action (whether federal or state) pending which prohibits or threatens to prohibit consummation of the Transactions or which otherwise materially adverse affect the Transactions. Each of Buyer and Seller shall have received, from counsel reasonably satisfactory to it, an opinion reasonably satisfactory in form and substance to it to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that no gain or loss will be recognized by the stockholders of Seller who receive solely Buyer Common Stock in exchange for shares of Seller Common Stock, except with respect to cash received in lieu of fractional shares of Buyer Common Stock. The shares of Buyer Common Stock which shall be issued to the holders of Seller Common Stock (and where applicable, Seller Stock Options) upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance. Buyer and Seller shall have received a letter, in form and substance reasonably satisfactory to each, from the Buyer Auditors, dated the date of the Proxy Statement and confirmed in writing at the Effective Time, stating that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board, the interpretive releases issued pursuant thereto and the pronouncements of the SEC thereon.

6.2 Conditions to Obligations of Seller To Effect the Merger. The obligations of Seller to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:
Representations and Warranties. The representations and warranties of Buyer set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except (i) to the extent such representations and warranties are by their express provisions made as of a specified date or period and (ii) for the effect of transactions contemplated by this Agreement) and Seller shall have received a certificate of the chief financial officer of Buyer to that effect. Performance of Obligations. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Seller shall have received a certificate of the chief financial officer of Buyer to that effect.

6.3 Conditions to Obligations of Buyer To Effect the Merger.    The
obligations of Buyer to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:
Representations and Warranties. The representations and warranties of Seller set forth in Article II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except (i) to the extent such representations and warranties are by their express provisions made as of a specific date or period and (ii) for the effect of transactions contemplated by this Agreement) and Buyer shall have received a certificate of the chairman or president of Seller to that effect. Performance of Obligations. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Buyer shall have received a certificate of the chairman or president of Seller to that effect.

ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any requisite stockholder approval: by mutual consent by the Executive Committee of the Board of Directors of Buyer and the Board of Directors of Seller; by the Executive Committee of the Board of Directors of Buyer or the Board of Directors of Seller at any time after the date that is twelve months after the date of this Agreement if the Merger shall not theretofore have been consummated (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein which has resulted in the delay in performance of this Agreement); by the Executive Committee of the Board of Directors of Buyer or the Board of Directors of Seller if (i) the Board has denied approval of the Merger and such denial has become final and nonappealable or (ii) stockholders of Seller shall not have approved this Agreement at the Meeting provided that Seller has not breached its obligation under Section 5.3; by the Executive Committee of the Board of Directors of Buyer in the event of a material breach by Seller of any representation, warranty, covenant or other agreement contained in this Agreement, which breach is not cured within 30 days after written notice thereof to Seller by Buyer; by the Board of Directors of Seller in the event of a material breach by Buyer of any representation, warranty, covenant or other agreement contained in this Agreement, which breach is not cured within 30 days after written notice thereof is given to Buyer by Seller; or by the Board of Directors of Seller, upon written notice to Buyer at any time during the ten-day period commencing two days after the Determination Date (as defined below), if both of the following conditions are satisfied:
The Average Closing Price shall be less than the product of 0.80 and the Starting Price; and
                  (A) the quotient obtained by dividing the Average Closing Price by the Starting Price shall be less than (B) the quotient obtained by dividing the Average Index Price by the Index Price on the Starting Date and subtracting
                         0.15 from the quotient in this clause (ii)(B);
subject, however, to the following provisions. If Seller elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to Buyer; provided, however, that such notice of election to termination may be withdrawn at any time within the aforementioned ten-day period.

                  For purposes of this Section 7.1(f), the following terms shall have the meanings indicated:

                  "Average Closing Price" means the average of the daily closing prices of Buyer Common Stock as reported on the NYSE composite tape (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the ten consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date.

                  "Average Index Price" means the average of the Index Prices for the ten consecutive full trading days ending at the close of trading on the Determination Date.

                  "Determination Date" means the date on which the approval of the Board required for consummation of the Merger shall be received.

                  "Index Group" means the 22 bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, an announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of the Starting Date. In the event that the common stock of any such company ceases to be publicly traded or any such announcement is made with respect to any such company, such company shall be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock) redistributed proportionately for purposes of determining the Index Price. The 22 bank holding companies and the weights attributed to them are as follows:

Holding Company                                  Weighting (%)
NationsBank Corp.                                  11.576
BankAmerica Corp.                                   9.676
Chase Manhattan Corp.                               9.615
Banc One Corp.                                      6.422
First Union Corp.                                   5.924
Norwest Corp.                                       5.110
US Bancorp                                          4.958
Wells Fargo & Co.                                   4.918
First Chicago NBD                                   4.401
J.P. Morgan                                         4.022
National City Corp.                                 3.938
Bank New York                                       3.883
Fleet Financial Group                               3.729
PNC Bank Corp.                                      3.003
Mellon Bank Corp.                                   2.833
Wachovia Corp.                                      2.803
KeyCorp                                             2.769
BankBoston Corp.                                    2.639
SunTrust Banks                                      2.551
Bankers Trust New York                              2.027
Comerica Inc.                                       1.765
Summit Bancorp                                      1.438

                  "Index Price" on a given date means the weighted average (weighted in accordance with the factors listed above) of the closing prices on such date of the companies comprising the Index Group.

                  "Starting Date" means the last full day on which the NYSE was open for trading prior to the execution of this Agreement.

                  "Starting Price" shall mean the closing price per share of Buyer Common Stock on the Starting Date, as reported on the NYSE composite tape (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source).

                  If Buyer or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, slit-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 7.1(f).

7.2 Effect of Termination. In the event of termination of this Agreement as provided in Sections 7.1(a) through 7.1(c) and Section 7.1(f) above, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or Seller or their respective officers or directors except as set forth in the second sentence of Section 5.1 and in
Section 5.6.

7.3 Amendment. This Agreement and the Schedules hereto may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of this Agreement by the stockholders of Seller; provided, however, that after any such approval by the stockholders of Seller no such modification shall alter or change the amount or kind of consideration to be received by holders of Seller Common Stock as provided in this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Buyer and Seller

7.4 Severability. Any term, provision, covenant or restriction contained in this Agreement held by a court or a Regulatory Authority of competent jurisdiction or the Board to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.
7.5 Waiver. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is, or whose stockholders are, entitled to the benefits thereof.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

8.1 Non-Survival of Representations, Warranties and Agreements. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except as set forth below in this Section 8.1, all representations, warranties and agreements in this Agreement of Buyer and Seller or in any instrument delivered by Buyer or Seller pursuant to or in connection with this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms or, in the case of any other such instrument, in accordance with the terms of such instrument. In the event of consummation of the Merger, the agreements contained in or referred to in Sections 5.2(b), 5.7, 5.9, 5.10, 5.11,
5.12 and 5.18 shall survive the Effective Time. In the event of termination of this Agreement in accordance with Sections 7.1(a), 7.1(b), 7.1(c) or 7.1(f), the agreements contained in or referred to in the second sentence of Section 5.1,
Section 5.6 and Section 7.2 shall survive such termination.

8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to be duly received (i) on the date given if delivered personally or (ii) upon confirmation of receipt, if by facsimile transmission or (iii) on the date received if mailed by registered or certified mail (return receipt requested), or (iv) on the business date after being delivered to a reputable overnight delivery service, if by such service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
                                 (i)     if to Buyer:

                              Star Banc Corporation
                               425 Walnut Street
                             Cincinnati, Ohio 45202
                            Attention: David Moffett
                            Telecopy: (513) 632-4279

                                 Copies to:

                              Star Banc Corporation
                              425 Walnut Street
                             Cincinnati, Ohio 45202
                            Attention: Jennie Carlson
                            Telecopy: (513) 632-4279

                                 (ii)    if to Seller:

                              Trans Financial, Inc.
                              500 East Main Street
                            Bowling Green, Kentucky  42101
                            Attention: Vince A Berta
                            Telecopy: (502) 782-4912

                                 Copies to:

                              Wachtell, Lipton, Rosen & Katz
                               51 West 52nd Street
                            New York, New York 10019
                            Attention:  Edward D. Herlihy, Esq.
                            Telecopy: (212) 403-2000

8.3 Miscellaneous. This Agreement (including the Schedules and other written documents referred to herein or provided hereunder) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, including any confidentiality agreement between the parties hereto, (ii) except with respect to Sections 5.9(c) and 5.12 is not intended to confer upon any person not a party hereto any rights or remedies hereunder,
(iii) shall not be assigned by operation of law or otherwise and (iv) shall be governed in all respects by the laws of the State of Ohio, except as otherwise specifically provided herein or required by the KBCA. This Agreement may be executed in counterparts which together shall constitute a single agreement and may be delivered by facsimile.

                  IN  WITNESS  WHEREOF,   Buyer  and  Seller  have  caused  this
Agreement to be signed as of the date first written above.

                                                     STAR BANC CORPORATION



                                            By:  /s/ Jerry A. Grundhofer
                                           Name:     Jerry A. Grundhofer
                                         Title:    Chairman, President and Chief
                                                   Executive Officer




                                                     TRANS FINANCIAL, INC.





                                          By:  /s/ Vince A. Berta
                                         Name:     Vince A. Berta
                                         Title:    President and Chief
                                                   Executive Officer